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                                                                    Exhibit 11.1

                                MEGABIOS CORP.

                STATEMENT RE CALCULATION OF NET LOSS PER SHARE
                   (in thousands, except per share amounts)
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
                                                                  THREE MONTHS ENDED
                                                                     SEPTEMBER 30,
                                                          ----------------------------------
                                                            1997                      1996
                                                          --------                  --------
Net Loss                                                  $   (846)                 $ (1,007)
                                                          ========                  ========
Weighted average shares of common stock outstanding:         2,902                     1,372
Shares related to staff accounting bulletin topic 4D:
           Stock option                                          -                       336
           Preferred stock                                       -                     2,667
                                                          --------                  --------
Shares used in computing net loss per share:                 2,902                     4,375
                                                          ========                  ========
Net loss per share                                        $  (0.29)                 $  (0.23)
                                                          ========                  ========
Calculation of shares outstanding for computing pro
 forma net loss per share:
           Shares used in computing net loss per share       2,902                     4,375
           Adjustment to reflect the effect
             of the assumed conversion of preferred
             stock from the date of issuance                 7,180                     5,488
                                                          --------                  --------
Shares used in computing net loss per pro forma share       10,082                     9,863
                                                          ========                  ========
Net loss per pro forma share                              $  (0.08)                 $  (0.10)
                                                          ========                  ========
















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